PRESS RELEASE DATED October 29, 2014

Exhibit 101

Press Release
Urban Television Network Corporation
1315 North Bullis Road Suite 6
Compton, Ca.  90221

                              FOR IMMEDIATE RELEASE
                                  (424) 338-6260

Punch TV's CEO Joseph Collins Becomes the
New CEO and Chairman of Urban Television Network Corp. URBT
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Wednesday October 29, 2014 Los Angeles, CA. Urban Television Network Corp.
(OTC: URBT) The Board of Directors of Urban Television Network Corp. has named industry veteran and founder of Punch TV Studios, Joseph Collins, as the new Chief Executive Officer and Chairman of the Board. This appointment is expected to breathe new life into the trans-media entertainment company.

"The Board wholeheartedly welcomes the addition of Joseph Collins' wisdom, experience and leadership in the television entertainment industry to the company," said former Board Member Randy Moseley. "Mr. Collins is a known innovator in the industry, and is a welcome addition to the rebirth of Urban Television Network Corp."

In his new role as Chief Executive Officer of Urban Television Network Corporation, Mr. Collins will be responsible for leading the development and execution of the Corporation's strategy of offering multi-ethnic media products while creating shareholder value. Mr. Collins will be responsible for overseeing the day-to-day operations of the corporation and its many offerings.

"As CEO of Urban Television Network Corp., I will continue to expand the new urban American footprint upon entertainment media countrywide through our unique offerings, which feature exceptional talent and important social messages," said Collins. "Our Punch TV and Urban Television Network shows and products will compliment the new Punch TV Studios' offerings. As a focused trans-media network, Punch TV will display the racial/ethnic, age, gender, socioeconomic, religious, and other forms of diversity of America through its entertainment offerings. In addition, we are planning to raise funding to carry out the mission of the network."


About Urban Television Network Corporation:

Compton, CA. based Urban Television Network Corporation is the nation's first and only minority certified television network composed of broadcast television station affiliates across the country. Programming provided by the network via satellite transmission is specifically targeted to America's urban market comprised of African Americans, English-speaking Hispanics and other Urban American consumers. For additional information about Urban Television Network Corporation visit us on the Internet at Punch TV Studios, Inc. - http://www.punchtvstudios.com

Urban Television Network Corporation shares are traded on the over the counter bulletin board exchange under the ticker symbol URBT.

About Punch TV Studios

Punch TV Studios, founded by Joseph Collins, is a fairly new and growing national television studio. The studio airs TV shows nationwide in over 30 million households. Touting the theme, "New Urban America" and "Are You
Thirsty Yet?", Punch TV Studios offers shows that include the following genres: sports (including martial arts), inspirational, TV dramas, children's shows, detective shows, comedies, talk shows, entertainment news shows, films and others. Since its launch, Punch TV Studios has continued to grow in affiliates, advertisers, shows, and fans around the country.


Urban Television Network Corp. Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the company's current plans and expectations, as well as future results of operations and financial condition. A more extensive listing of risks and factors that may affect the company's business prospects, and cause actual results to differ materially from those described in the forward-looking statements, can be found in the reports and other documents filed by the company with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.